Exhibit 3.1

FILED

NOV 15 1989

JANE BURGIO
Secretary of State

AMENDED AND

RESTATED

CERTIFICATE OF INCORPORATION

OF

MED-MOBILE, INC.

The undersigned corporation, in order to amend and restate its Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the corporation is

BIO-REFERENCE LABORATORIES, INC.

SECOND: The Corporation was originally incorporated in New Jersey on December 24, 1981 under the name “Med-Mobile, Inc.”

THIRD: The Certificate of Incorporation is hereby amended to effect the following:

(a)                                  Article 1 is hereby amended to change the name of the corporation to Bio-Reference Laboratories, Inc.;

(b)                                 Article 3 is hereby amended to (i) increase the authorized Common Stock of the corporation to 50,000,000 shares; and (ii) authorize a class of 5,000,000 shares of Preferred Stock, $.10 per value par share;

(c)                                  Article 4 is hereby amended to set forth a new registered office of the Corporation;

(d)                                 A new Article 6 is added to change the Board into three classes of two directors each;

(e)                                  A new Article 7 is added which requires approval of 80% of the outstanding shares of Common Stock of the corporation for any merger, consolidation or sale of units or other acquisition of the Corporation not approved by the Board of Directors; and

(f)                                    A new Article 8 is added which will limit the monetary liability of directors.

The text of the Certificate of Incorporation as amended is hereby restated as follows:

l.                                          The name of the corporation is

BIO-REFERENCE LABORATORIES, INC.

2.                                       The purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

3.                                       Capital Stock

(A)                              Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is FIFTY-FIVE MILLION (55,000,000) shares, consisting of FIFTY MILLION (50,000,000) shares of Common Stock, $.001 par value per share (hereinafter, the “Common Stock”), and FIVE MILLION (5,000,000) shares of Preferred Stock, $.10 par value per share (hereinafter, the “Preferred Stock”).

(B)                                Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (4) of Paragraph (D) of this Article THIRD, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

(1)                                  the distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(2)                                  the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative;

(3)                                  the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this Corporation, or of any series of Preferred Stock of this Corporation, and the terms and conditions of such conversion or exchange;

(4)                                  whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(5)                                  the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

(6)                                  the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(7)                                  the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

(C)                                Common Stock.

(1)                                  After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of paragraph (B) of this Article THIRD), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph (B) of this Article THIRD) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (B) of this Article THIRD, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

(2)                                  After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (B) of this Article THIRD), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

(3)                                  Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to paragraph (B) of this Article THIRD, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

(D)                               Other Provisions.

(1)                                  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (B) of this Article THIRD, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater portion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

(2)                             Subject to the provisions of subparagraph (1) of this paragraph, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(3)                             Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

(4)                             No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series.

4.                                       The address of the corporation’s initial registered office is 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407. The name of the corporation’s registered agent at such address is Dr. Marc Grodman.

5.                                       The name and address of the incorporator is as follows:

NAME	ADDRESS

Catherine E. Allen	28 West State Street
Trenton, New Jersey 08608

6.               A.           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the shareholders.

B.                                     The number of directors of the Corporation shall be as from time to time provided by or pursuant to the By-Laws of the Corporation, but shall be not less than three. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, but in no event shall any class include less than one director. At the annual meeting of shareholders in 1989, Class I directors shall be elected for a three-year term, Class II directors for a two-year term and Class III directors for a one-year term. At each succeeding annual meeting of shareholders beginning at the 1990 annual meeting, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

C.                                     Newly created directorship resulting from any increase in the authorized number of directors constituting the entire Board of Directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor shall be elected and shall qualify. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 80% of the combined voting power of all outstanding voting stock. For the purpose of this Article 6, “cause” shall mean the willful failure of a director to perform in any substantial respect such director’s duties to the Corporation (other than any such failure resulting from incapability due to physical or mental illness), willful malfeasance by a director in the performance of his duties to the Corporation which is materially and demonstrably injurious to the Corporation, the commission by a director of an act of fraud in the performance of his duties, the conviction of a director for a felony punishable by confinement for a period in excess of one year, or the ineligibility of a director for continuation in office under any applicable rules, regulations or orders of any federal or state regulatory authority.

D.                                    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference shares issued by the Corporation shall have the right to vote separately by class or series to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 6 unless expressly provided by such terms.

E.                                      Where the term “Board of Directors” is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

F.                                      Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of this Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the By-Laws of the Corporation or otherwise), the affirmative vote of the holders of at least 80% of the combined voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, Paragraph b, c, or f of this Article 6.

7.                                       The affirmation vote of the holders of not less than 80% of the outstanding voting stock of this corporation shall be required for the approval or authorization of any (i) merger or consolidation of this corporation with or into any other corporation, or (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of this corporation to or with any other corporation, person or other entity; provided however, that such 80% voting requirement shall not be applicable if the Board of Directors of the corporation shall have approved such a transaction described in clause (i) or (ii) by a resolution adopted by 80% of the members of the Board of Directors.

8.                                       The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

FOURTH: The amendment effected herein was authorized by a vote of the holders of a majority of all of the outstanding shares entitled to vote thereon pursuant to the Business Corporation Law of the State of New Jersey.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms the facts set for herein are true and penalties of perjury this 10th day of November, 1989.

/s/ Marc D. Grodman
Marc D. Grodman, President

/s/ Sam singer
Sam singer, Assistant Secretary